Exhibit 99.1

For Immediate Release

Contact:                                                Joel S. Marcus

Chief Executive Officer

Alexandria Real Estate Equities, Inc.

(626) 578-9693

ALEXANDRIA REAL ESTATE EQUITIES, INC. ANNOUNCES

PUBLIC OFFERING OF SENIOR NOTES DUE 2022

PASADENA, CA. — February 22, 2012 — Alexandria Real Estate Equities, Inc. (NYSE:ARE) announced today that it is commencing an underwritten public offering, subject to market conditions, of senior notes due 2022. Goldman, Sachs & Co., J.P. Morgan Securities LLC, Citigroup, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ Securities, RBC Capital Markets, RBS and Scotiabank will act as joint bookrunning managers in connection with the public offering.  The notes will be unsecured obligations of the Company and fully and unconditionally guaranteed by Alexandria Real Estate Equities, L.P., a wholly owned subsidiary of the Company.

The Company intends to use the net proceeds from this offering to prepay the outstanding principal balance of $250 million of its unsecured term loan under its unsecured credit facility and to reduce the outstanding balance of its borrowings on its unsecured line of credit.  The Company may also borrow from time to time under its unsecured line of credit to fund potential future acquisitions, to repay debt, or for general working capital and other corporate purposes, including the selective development or redevelopment of existing or new life science properties.

Alexandria Real Estate Equities, Inc., Landlord of Choice to the Life Science Industry®, is the largest owner and preeminent REIT, and leading life science real estate company, focused principally on science-driven cluster development through the ownership, operation, management, and selective acquisition, development, and redevelopment of properties containing life science laboratory space.  Alexandria is the leading provider of high-quality, environmentally sustainable real estate, technical infrastructure, and services to the broad and diverse life science industry.  Client tenants include institutional (universities and independent non-profit institutions), pharmaceutical, biotechnology, medical device, product, and service entities and government agencies.  The Company’s operating platform is based on the principle of “clustering,” with assets and operations located adjacent to life science entities driving growth and technological advances within each cluster.  As of December 31, 2011, the Company’s asset base contained 173 properties approximating 15.3 million rentable square feet, composed of approximately 13.6 million rentable square feet of operating properties, approximately 919,857 rentable square feet undergoing active redevelopment, and approximately 818,020 rentable square feet undergoing active development.

The notes will be offered pursuant to an effective registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission.  This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s notes, nor shall there be any sale of the notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Copies of the prospectus supplement relating to this offering, when available, may be obtained by contacting: Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY 10282, or by calling (866) 471-2526, facsimile: (212) 902-9316 or by emailing prospectus-ny@ny.email.gs.com; J.P. Morgan Securities LLC, Attention: High Grade Syndicate Deck — 3rd Floor, 383 Madison Avenue, New York, NY 10179, at 212-834-4533; Citigroup, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220, or by calling (800) 831-9146; Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, NY 10080, Attn: Prospectus Department, or by emailing dg.prospectus_requests@baml.com; Mitsubishi UFJ Securities (USA), Inc., 1633 Broadway, 29th Floor, New York, NY 10019, Attn: Capital Markets Group, or by calling (877) 649-6848 (toll-free); RBC Capital Markets, Attention: Prospectus Department, Three World Financial Center, 200 Vesey Street 8th Floor, New York, NY 10281, or by calling (866) 375-6829; RBS Securities Inc., 600 Washington Blvd., Stamford, CT 06901, or by calling (866) 884-2071; or Scotiabank, Fixed Income Syndicate, 165 Broadway, 25th Floor, New York, NY 10006, or by calling 1-800-372-3930.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, without limitation, statements regarding the Company’s offering of notes and its intended use of the proceeds.  These forward-looking statements are based on the Company’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur.  Actual results may differ materially from those contained in or implied by the Company’s forward-looking statements as a result of a variety of factors, including, without limitation, the risks and uncertainties detailed in its filings with the Securities and Exchange Commission.  All forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update this information.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in the Company’s forward-looking statements, and risks and uncertainties to the Company’s business in general, please refer to the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

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